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                                                                 EXHIBIT 10.19



                             Employment Agreement


                  EMPLOYMENT AGREEMENT, dated as of January 26, 1996, between Marvel Entertainment Group, Inc., a Delaware corporation (the "Company") and Scott C. Marden (the "Executive").

                  The Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

                  Accordingly, the Company and the Executive hereby agree as follows:

                  1.       Employment, Duties and Acceptance.

     1.1 Employment, Duties. The Company hereby employs the Executive for the Term (as defined in Section 2.1), to render exclusive and full-time services to the Company as Executive Vice President of the Company and to serve as President of a unit to be formed within the Company ("Newco") which will include those areas of the Company's licensing business which involve electronic products (for example, video games, compact discs and on-line services) and publishing in an electronic form and a newly formed subsidiary (to be known as "Marvel Software") to conduct the Company's electronic software business. The Executive shall report directly to the Company's President and/or Chief Executive Officer and shall be the most senior officer responsible for the Company's electronic software business other than the Company's Chief Executive Officer and/or President. The Executive shall be elected to serve as a member of the Company's Board of Directors and a member of the Board of Directors of Marvel Software (and any of its subsidiaries). The Executive shall also serve in such other executive position as may be mutually agreed upon by the Company and the Executive, and to perform such other duties consistent with such position as may be assigned to the Executive by the Board of Directors or any

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officer of the Company senior to the Executive. The Executive shall have duties commensurate with those of a senior executive and shall have an appropriate office with secretarial and other support services suitable to his position. The Executive shall be permitted to serve as a member of the board of unaffiliated companies with the prior consent of the Company's President, Chief Executive Officer or Board of Directors, which consent shall not be unreasonably withheld. From the date hereof until the commencement of the Term set forth in Section 2.1, Executive shall serve as a consultant to the Company. The Executive shall receive no additional compensation for such services.

                          1.2 Acceptance. The Executive hereby accepts such
employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Company's interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of the Company and of any subsidiary or affiliate of the Company (with such other duties as may be mutually agreed), without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders or by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be.

                          1.3 Location. The duties to be performed by the
Executive hereunder shall be performed primarily at the principal executive office of the Company in New York City, subject to reasonable travel requirements on behalf of the Company.

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                  2. Term of Employment; Certain Post-Term Benefits.

                          2.1 The Term. The term of the Executive's employment
under this Agreement (the "Term") shall commence on February 19, 1996 and shall end on February 18, 1999 or such later date to which the Term is extended pursuant to Section 2.2.

                          2.2 End-of-Term Provisions. At any time on or after
February 1, 1998 the Company shall have the right to give written notice of non-renewal of the Term. In the event the Company gives such notice of non-renewal, the Term automatically shall be extended so that it ends twelve months after the last day of the month in which the Company gives such notice. Said notice shall be deemed given on February 18, 1999, if not given prior to such date, unless the parties have otherwise agreed to a new agreement.

                          2.3 Special Curtailment. The Term shall end earlier
than the original February 18, 1999 termination date provided in Section 2.1 or any extended termination date provided in Section 2.2, in either case if sooner terminated pursuant to Section 4. Non-extension of the Term shall not be deemed to be a wrongful termination of the Term or this Agreement by the Company pursuant to Section 4.4.

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                  3.  Compensation; Benefits.

                          3.1 Salary. As compensation for all services to be
rendered pursuant to this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable semi-monthly in arrears, at the annual rate of not less than $750,000 through February 18, 1997, $800,000 through February 18, 1998 and $850,000 through the remainder of the Term, less such deductions or amounts to be withheld as required by applicable law and regulations (the "Base Salary"). In the event that the Company, in its sole discretion, from time to time determines to increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement.

                          3.2 Bonus. In addition to the amounts to be paid to
the Executive pursuant to Section 3.1, the Executive shall receive a bonus of up to 100% of Base Salary in each year upon Newco achieving the operating plan established for it in consultation with the Executive for the preceding year. Such bonus shall be payable during the Term in respect of each calendar year. The Company shall use its best efforts to pay such bonus within 90 days after the end of each such year but in no event shall such bonus be paid more than 120 days after the end of such calendar year. Notwithstanding the foregoing, the bonus payable shall not be less than $500,000 in respect of the portion of 1996 in which the Executive served and not less than $150,000 in respect of each of the following two calendar years. No bonus shall be payable for the portion of the calendar year 1999 unless the stated Term of this Agreement is extended.

                          3.3 Business Expenses. The Company shall pay or
reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers provided, however, that the maximum amount available for such expenses


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during any period may be fixed in advance by the Chairman or Vice Chairman of the Board of Directors, the President of the Company, or the Board of Directors. The Executive shall be entitled to travel first class and stay at first class hotels while travelling on behalf of the Company.

                          3.4 Vacation. During the Term, the Executive shall
be entitled to a vacation period or periods of four weeks taken in accordance with the vacation policy of the Company during each year of the Term. Vacation time not used by the end of a year shall be forfeited.

                          3.5 Fringe Benefits. During the Term, the Executive
shall be entitled to all benefits for which the Executive shall be eligible under any qualified pension plan, 401(k) plan, group insurance or other so-called "fringe" benefit plan which the Company provides to its employees or senior executive officers generally, together with executive medical benefits for the Executive, the Executive's spouse and the Executive's children as from time to time in effect for officers of the Company generally.

                          3.6 Marvel Software Equity. The Executive shall
receive a 1.5% equity interest in the Company's newly established subsidiary to be known as Marvel Software (such interest referred to herein as the "Software Equity"). It is the intent of the parties that the Software Equity should at all times represent one and one-half percent of the aggregate profits and distributions received by the Company and the Executive subject to the following: The Software Equity shall receive one and one-half percent (1.5%) of such profits and distributions after return to the Company of the carrying cost of its investment (whether in the form of cash, property or other rights) in Marvel Software (the "Software Carrying Cost"). Marvel shall have the right to royalty payments (at a rate of 10%) for any property rights licensed to Marvel Software. Upon disposition or liquidation of Marvel Software, the Software Equity shall be entitled to receive one and one-half percent (1.5%) of the aggregate value, after return to the Company of said investment and any accrued and unpaid Software



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Carrying Cost, received by the Company and the Executive. By way of illustration only, if the Software Equity consists of Common Stock, the Company could own the other 98.5% of the Common Stock, and its investment could take the form of either (a) preferred stock bearing a dividend equal to the Software Carrying Cost and having a liquidation preference equal to the amounts invested by the Company or (b) debt in a face amount equal to the amounts invested by the Company and bearing interest at a rate equal to the Software Carrying Cost. However, the parties agree to consider any other capital structure which accomplishes the general principles set forth above. For purposes of this Agreement, the Software Carrying Cost shall equal the daily average rate of all outstanding indebtedness of the Company.


                  The Software Equity shall be issued as soon as practicable after execution of this Agreement. Simultaneously therewith, the parties shall enter into a Stockholders' Agreement regarding Marvel Software which shall provide the Executive with the following:

                          (i) Anti-dilution rights relative to the combined
interest of the Executive and the Company (net of the Company's investment and accrued and unpaid Software Carrying Cost);

                          (ii) Piggyback registration rights;

                          (iii) Tag along sale rights;

                          (iv) the ability to exercise the Put and Call
described below in the event of a Change of Control (as defined below) of the Company. In the event of a sale of Marvel Software to other than an affiliate of the Company, the Software Equity shall receive one and one-half percent (1.5%) of the total consideration received by the Executive and the Company after deduction of the Company's investment and accrued and unpaid Software Carrying Cost. In the event of a sale of Marvel Software to an affiliate of the Company, the Software Equity shall receive the Established Value (as defined below). Upon termination of


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the Term for any reason, the Executive shall have the right to require the
Company to purchase the Executive's Software Equity (the "Put") and the Company shall have the right to require the Executive to sell the Executive's Software Equity to the Company (the "Call"). In the event of a public offering of Marvel Software equity, the Company shall have the right to Call the Software Equity at a purchase price equal to the public offering price or the Established Value, (as defined below) at the option of the Software Equity. Any purchase or sale pursuant to the Put or Call shall be at the Established Value thereof. "Established Value" shall be the applicable percentage of the value of Marvel Software, such value to be determined by an appraisal performed by an appraiser mutually agreed to by the Executive and the Company. If the Executive and the Company fail to agree on an appraiser, then the Executive and the Company each shall select an appraiser and such two appraisers shall select a third appraiser. The appraisal which results in neither the highest nor lowest value shall be deemed to be the Established Value. The parties agree that as soon as practicable after the commencement of the Term, they shall execute an agreement mutually satisfactory to both parties governing the terms and conditions of the Software Equity consistent with the general principles set forth herein.

                  3.7. Stock Options. The Company shall grant to the Executive options to purchase 250,000 shares of the Company's common stock at or about the first day of each year of the Term (the first grant to be on the date hereof at an exercise price of $12.50). The options will have an exercise price equal to the stock price on the date of grant. The options will vest immediately in the case of the first grant and in the case of the grants made in the second and third years will vest 1/3 on each of the first, second and third anniversaries of grant. In the event that the Executive terminates this Agreement pursuant to Section 4.4 or the Executive shall die during the Term or the Term is terminated pursuant to Section 4.2 all stock options granted shall immediately vest. The Company will permit "cashless exercise" of vested options and use reasonable efforts to afford the Executive (or his permitted succes-


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sor) the ability to utilize such "cashless exercise." The Company shall take all actions necessary to assure that sufficient shares of the Company's common stock are authorized and reserved for issuance upon exercise of the stock options granted hereunder.

                  3.8 Additional Benefits. During the Term, the Executive shall be entitled to such other benefits as are specified in Appendix I to this Agreement.

                  4.       Termination.

                  4.1 Death. If the Executive shall die during the Term, the Term shall terminate and no further amounts or benefits shall be payable hereunder, except that the Executive's legal representatives shall be entitled to receive continued payments in an amount equal to 60% of the Base Salary and the 60% minimum bonus guaranteed pursuant to Section 3.2, in the manner specified in Sections 3.1 and 3.2, as applicable, until the end of the Term (as in effect immediately prior to the Executive's death) or, if the Company has not then given written notice of non-renewal pursuant to Section 2.2, for a period of twelve months after the last day of the month in which termination described in this Section 4.1 occurred, whichever is longer.

                  4.2 Disability. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for
(i) a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equalled an aggregate of six months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate the Term and no further amounts or benefits shall be payable hereunder, except that the Executive shall be entitled to receive continued payments in an amount equal to 60% of the Base Salary and the 60% minimum


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bonus guaranteed pursuant to Section 3.2, in the manner specified in Sections
3.1 and 3.2 until the end of the Term (as in effect immediately prior to such termination) or, if the Company has not then given notice of non-renewal pursuant to Section 2.2, for a period of twelve months after the last day of the month in which termination described in this Section 4.2 occurred, whichever is longer. If the Executive shall die before receiving all payments to be made by the Company in accordance with the foregoing, such payments shall be made to a beneficiary designated by the Executive on a form prescribed for such purpose by the Company, or in the absence of such designation to the Executive's legal representative. Notwithstanding anything to the contrary in the Company's stock option plan, Executive shall be permitted to exercise all vested options for twelve months after a termination for disability under this Section 4.2.

                  4.3 Cause. In the event of gross neglect (as described in reasonable detail in any notice of termination but without a right to cure) by the Executive of the Executive's duties hereunder, conviction of the Executive of any felony, or conviction of the Executive of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, or willful misconduct by the Executive in connection with the performance of any material portion of the Executive's duties hereunder, or breach by the Executive of any material provision of this Agreement or any other conduct on the part of the Executive which would make the Executive's continued employment by the Company materially prejudicial to the best interests of the Company, the Company may at any time by written notice to the Executive terminate the Term and, upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except any as shall have been earned to the date of such termination.

                  4.4 Company Breach. In the event of the breach of any material provision of this Agreement by the Company, the Executive shall be entitled to terminate the Term upon 60 days' prior written notice to the Company.


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Upon such termination, or in the event the Company terminates the Term or this
Agreement other than pursuant to the provisions of Section 4.2 or 4.3, the Company shall continue to provide the Executive both (i) payments of Base Salary, in the manner and amount specified in Section 3.1 and any guaranteed bonus provided for in Section 3.2 and (ii) fringe benefits and additional benefits in the manner and amounts specified in Sections 3.5 and 3.8 until the end of the Term (as in effect immediately prior to such termination) or, if the Company has not then given written notice of non-renewal pursuant to
Section 2.2, for a period of twelve months after the last day of the month in which termination described in this Section 4.4 occurred, whichever is longer (the "Damage Period"). To the extent that the Executive shall earn compensation during the Damage Period (without regard to when such compensation is paid), the Base Salary payments to be made by the Company pursuant to this Section 4.4 shall be correspondingly reduced.

                          In the event that a Change in Control has occurred
and within 120 days thereafter either (x) the Company terminates the Term or this Agreement other than pursuant to the provisions of Section 4.1, 4.2 or
4.3 or (y) the Executive terminates this Agreement pursuant to Section 4.4, the Company shall pay the Executive, in addition to any other amounts owing hereunder, an amount equal to (i) 750,000 less the number of options granted to the Executive (whether or not vested) times (ii) the difference between the closing price for the Company's common stock on the date of termination (or if such day is not a trading day then on the immediately preceding trading day) and the option exercise price of the stock options granted to the Executive upon the commencement of the Term.

                          For purposes of this Agreement, a "Change in
Control" of the Company shall be deemed to occur (A) if during the Term, Ronald O. Perelman, individually, or his estate, heirs or personal representatives or any trust created for the benefit of his wife or children, or any corporation or other entity which such persons control (collectively, "Permitted Holders"), directly or indirectly, cease to maintain "beneficial ownership" (as defined in


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Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934, as amended), individually or in the aggregate, of securities of the Company representing twenty percent (20%) or more of the combined ordinary voting power of the Company's then outstanding securities and any "person" (as defined in Rule 13d-3) or "persons" acting in concert, other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3), directly or indirectly, individually or in the aggregate, of securities of the Company representing twenty percent (20%) or more of the combined ordinary voting power of the Company's then outstanding securities or (B) upon the merger or other business combination of the Company with or into another corporation, partnership, or other entity in which the Company does not survive or survives as a subsidiary of another entity, and in such case immediately after such event Permitted Holders, directly or indirectly, cease to maintain "beneficial ownership" (as defined in Rule 13d-3) individually or in the aggregate, of securities of the entity which survives the merger or other business combination representing twenty percent (20%) or more of the combined ordinary voting power of such entity's then outstanding securities and any "person" (as defined in Rule 13d-3) or "persons" acting in concert, other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3), directly or indirectly, individually or in the aggregate, of securities of such entity representing twenty percent (20%) or more of the combined ordinary voting power of such entity's then outstanding securities or (C) upon the sale of substantially all of the assets of the Company to a non-affiliate of the Company.

                  4.5 Litigation Expenses. Except as provided for in Section 5.7, if the Company and the Executive become involved in any action, suit or proceeding relating to the alleged breach of this Agreement by the Company or the Executive, and if a judgment in such action, suit or proceeding is rendered in favor of the Executive, the Company shall reimburse the Executive for all expenses (including reasonable attorneys' fees) incurred by the Executive in connection with such action, suit or proceeding. Such costs shall be paid to the Executive promptly


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upon presentation of expense statements or other supporting information evidencing the incurrence of such expenses.

                  4.6 Additional Payments. To the extent that the Company agrees to provide to any other senior executive of the Company upon death or disability continued payments of Base Salary in excess of the 60% set forth in
Section 4.1 or 4.2, this Agreement shall be deemed to be amended to provide to the Executive such greater benefit. In any dispute concerning the provisions of this paragraph, an affidavit from the Chief Executive Officer or Chief Financial Officer of the Company shall be deemed for all purposes to be conclusive evidence of whether any other senior executive contract contains any such provisions. Executive expressly waives any right to obtain copies of contracts of other executives or employees of the Company, including in the event of litigation concerning this Agreement.

                  4.7 Late Payments. In the event of any dispute during which the Company withholds payment which is ultimately determined to be due hereunder, any and all amounts not paid when due hereunder shall bear interest through the date of payment at a rate equal to one hundred and twenty percent (120%) of the average rate paid (or payable) by the Company for borrowings under its revolving credit facility during the period of the dispute.

                  5.       Protection of Confidential Information;
                             Non-Competition.

                  5.1 In view of the fact that the Executive's work for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, and plans for future developments, the Executive agrees:

                  5.1.1 To keep and retain in the strictest confidence all confidential matters of the Company, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical


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processes, formulae, inventions and research projects, and other business affairs of the Company, learned by the Executive heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after the Executive's employment with the Company, except in the course of performing the Executive's duties hereunder or with the Company's express written consent (the foregoing prohibition shall not apply, however, to the extent that any information has become publicly available other than as a result of a disclosure by the Executive in violation of this Agreement or as required by law). The foregoing prohibitions shall include, without limitation, directly or indirectly publishing (or causing, participating in, assisting or providing any statement, opinion or information in connection with the publication of) any diary, memoir, letter, story, photograph, interview, article, essay, account or description (whether fictionalized or not) concerning any of the foregoing, publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, theatrical production or movie, or television or radio programming or commercial; and

                  5.1.2 To deliver promptly to the Company on termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control.

                  5.2 During the Term, the Executive shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or of any of its subsidiaries or affiliates; the Executive shall not engage in such business on the Executive's own account; and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal,


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agent, employee, trustee, consultant, or in any other relationship or capacity provided, however, that nothing contained in this Section 5.2 shall be deemed to prohibit the Executive from acquiring, solely as an investment, up to five percent (5%) of the outstanding shares of capital stock of any public corporation.

                  5.3 If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the following rights and remedies:

                  5.3.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                  5.3.2 The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of the preceding paragraph, and the Executive hereby agrees to account for and pay over such Benefits to the Company.

Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                  5.4 If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

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                  5.5 If any of the covenants contained in Sections 5.1 or
5.2, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

                  5.6 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 5.1 and 5.2 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

                  5.7 In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained in Sections
5.1 and 5.2 or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall (on demand of the Company) be paid by the Executive. In the event the Company fails to obtain a judgment for money damages or an injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Executive in such action, suit or other proceeding shall (on demand of the Executive) be paid by the Company.

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                  6.       Inventions and Patents.

                  6.1 The Executive agrees that all processes, technologies and inventions (collectively, "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Term shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive's inventorship.

                  6.2 If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Executive within one year after the termination of the Executive's employment by the Company, it is to be presumed that the Invention was conceived or made during the Term.

                  6.3 The Executive agrees that the Executive will not assert any rights to any Invention as having been made or acquired by the Executive prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

                  7.       Intellectual Property.

                  The Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in


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connection with and during the Term (the "Intellectual Property"), provided that the Intellectual Property grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

                  8.       Indemnification.

                  The Company will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

                  9.       Notices.

                  All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                  If to the Company, to:

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                           Marvel Entertainment Group, Inc.
                           387 Park Avenue South
                           New York, New York 10016
                           Attention:  Paul Shapiro
                                       Executive Vice President and
                                       General Counsel

                  If to the Executive, to:

                           Scott C. Marden
                           440 West End Avenue
                           New York, New York 10024


                  10.      General.

                          10.1 This Agreement shall be governed by and
construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                          10.2 The section headings contained herein are for
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                          10.3 This Agreement sets forth the entire agreement
and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                          10.4 This Agreement, and the Executive's rights and
obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the


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Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

                           10.5 This Agreement may be amended, modified,
superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  11.       Subsidiaries and Affiliates.

                  11.1 As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.

                  12.      Additional Representations.

                  12.1 The Company represents and warrants that it is duly authorized to enter this Agreement and perform its obligations hereunder.

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                  12.2 The Executive represents and warrants that the
execution, delivery and performance of this Agreement by the Executive will not violate the terms of any other agreement to which the Executive is a party.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            MARVEL ENTERTAINMENT GROUP, INC.


                                            By:/s/ Paul E. Shapiro
                                               -------------------------------

                                            /s/ Scott C. Marden
                                            ----------------------------------
                                              Scott C. Marden



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                                               APPENDIX I

Additional Benefits:

                  1. Medical Examination. The Executive shall be reimbursed by the Company for the reasonable cost of one annual medical examination upon presentation of an expense statement.

                  2. Automobile. The Company shall afford the Executive the right to use an automobile on a continuing basis and shall provide garaging near the Executive's residence, all on the following basis. The Company shall pay, upon presentation of an expense statement, all reasonable expenses associated with the operation of such automobile and the rental of such garage space in the same manner as is, from time to time, in effect with respect to executive officers of the Company generally, including, without limitation, all reasonable maintenance and insurance expenses. The automobile furnished by the Company shall be a late model top-of-the-line Range Rover or BMW 7 Series or like vehicle to be reasonably selected by the Executive. Upon the expiration of the Term, the Executive promptly shall return the automobile to the Company.

                  3. Insurance. The Company agrees to provide the Executive with additional term life insurance coverage with a face amount of twice the then current Base Salary, subject to the insurer's satisfaction with the results of any required medical examination to which the Executive hereby agrees to submit, on the following basis. The Executive may select a plan of his choice and may designate the beneficiary of such plan. The Company shall pay, upon presentation of an expense statement, the periodic premiums relating to such additional term life insurance payable during the Term. The policy shall be the property of the Executive.

                  4. Tax Advisor. The Executive shall be reimbursed by the Company, upon presentation of an expense statement, for the reasonable fees and disbursements of a personal tax advisor to be selected by the Executive.

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                  5. Club Membership. The Company shall reimburse the
Executive, upon presentation of an expense statement, for all reasonable initiation fees and periodic dues for membership in a club of the Executive's choice.

                  6. Estate Planning. The Executive shall be reimbursed by the Company, upon presentation of an expense statement, for the reasonable fees and disbursements of an estate planning advisor to be selected by the Executive.

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